UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

Commission File Number: 333-107830-05

Del Monte Corporation

(Exact name of registrant as specified in its charter)

Delaware	75-3064217
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Maritime Plaza,

San Francisco, California 94111

(Address of principal executive offices, including zip code)

(415) 247-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Del Monte Corporation (the “Company”) today issued a notice pursuant to the Indenture governing its $1,300.0 million currently outstanding 7.625% Senior Notes due 2019 (the “Notes”) that it intends to redeem an aggregate principal amount of $400.0 million of the Notes on March 13, 2014 (the “Redemption Date”). The redeemed Notes will be redeemed at a redemption price equal to 103.813% of their aggregate principal amount plus accrued and unpaid interest to the Redemption Date. The Company’s obligation to pay the redemption price on the Redemption Date is conditioned upon the completion, prior to the Redemption Date, of the previously announced sale of the Company’s consumer products business and a related amendment of the Company’s credit facilities, pursuant to which the Company intends to repay approximately $881.0 million of the $2,607.4 million Term Loan B currently outstanding. The affiliate shareholder approval of the entity acquiring the Company’s consumer products business, as required by the purchase agreement, was obtained today.

As of January 26, 2014 (the end of the Company’s third fiscal quarter) and prior to the execution of the transactions described above, the Company’s debt consists of the following(1):

(in millions)
Short-term borrowings:
Revolver	$—

$—

Long-term debt, including current portion:
Term Loan Facility(2)	$2,607.4
7.625% Notes	1,300.0

$3,907.4

(1)	Includes continuing operations only.
(2)	Before debt discount.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this current report on Form 8-K, the words “intends,” “seek” and “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends, are based upon the Company’s current expectations and various assumptions. The Company’s expectations, beliefs and projections are expressed in good faith and it believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Del Monte Corporation

By:	/s/ Timothy S. Ernst
Name:	Timothy S. Ernst
Title:	Secretary

Date: February 11, 2014